Exhibit 4.6


                               LICENSING AGREEMENT

         This Agreement is made this 3rd day of May, 1995 between Yorkton Medical Inc., a corporation incorporated under the laws of Ontario and located at The Exchange Tower, 2 First Canadian Place, Suite 3640, Toronto, Ontario, Canada M5X 1J8 ("YM") , and whose facsimile number in Canada is 416-864-1043, , and CIMAB S.A., a corporation incorporated under the laws of Cuba, located at Calle 206, Suite 1926, ent. 19 y 21, Atabey, Havana, Cuba ("CIMAB"), and whose facsimile number in Cuba is 7-333509.

BACKGROUND

1. Centro de Inmulogia Molecular ("CIM") has appointed CIMAB to act as its 'iancoU\~r.C1nac'.a agent to negotiate and sign this Agreement.

2. CIM owns and has given CIMAB the right to license cer1ain technology Paris. France relating to the Products identified in this Agreement.

CIMAB and YM wish to establish a long term relationship to exploit the technology and to commercialize the Products identified in this Agreement and to exploit other technology and to commercialize other products of CIM that may be added through future agreements.

         Therefore, in consideration of the mutual covenants and agreements contained in this Agreement, YM and CIMAB agree as follows:

1. DEFINITIONS

AFFILIATED COMPANY -means any company that is controlled directly or indirectly by one of the par1ies, or any company that directly or indirectly controls one of the par1ies, or any company that is directly or indirectly controlled by a company which also directly or indirectly controls one of the par1ies, so that Affiliated Company shall include any parent or subsidiary of one of the par1ies, or any direct or indirectly held subsidiary of one of the parties.

BEST AVAILABLE PRICE -means 90% of the best available price for the Manufacture, supply and delivery of the Product to Toronto (FOB Toronto), or any other location designated by CIMYM in writing, until such time as there are positive Net Revenues at which time best available price shall mean 100% of the best available price for the Manufacture, supply and delivery of the Product to Toronto (FOB Toronto), or any other location designated by CIMYM in writing.

CGMP -means Current Good Manufacturing Practices as established by the United States Food and Drug Administration and the Canadian Health Protection Branch from time to time.

CIMYM -means a company to be incorporated by YM and referred to in Article 12 of this Agreement. YM shall, immediately upon evidence satisfactory to it of approval of this Agreement from the Government of Cuba, incorporate CIMYM to which shall be immediately trarl5fcrred the rights and obligations under this Agreement.

CUBA -means the Republic of Cuba.

EFFECTIVE DATE -means the date that is the earlier of (i) six (6) months after the date of receipt of evidence satisfactory to YM of necessary approvals from the Government of Cuba for this Agreement, and (ii) the date that YM commences pre-clinical trials or Marketing of the Product.

FINISH -means to convert bulk Product into final dosage form and to package and label the Product and Finishing has a corresponding meaning.

IMPROVEMENTS -means a product or process the use or sale of which would infringe a valid claim of one or more of the Patents.


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MANUFACTURE  -means  to  manufacture  the  Product,   and  Manufacturing  has  a
corresponding meaning.

MARKET -means to test, register, market and sell the Product and Marketing has a corresponding meaning.

NET REVENUES -means the total of all money received by CIMYM from sales of the Product and from rights to Finish or Market the Product in the Territory less operating expenses associated with the commercialization of the Product, including the following: (i) pre-clinical and clinical trial costs, (ii) sales, general and administrative costs, (iii) costs of goods sold, where applicable,
(iv) research and development costs, (v) interest expenses, if any. and (vi) capital expenditures. Money received means money received less trade-allowances, credit or refunds for returned or defective Product, and allowances for doubtful debts.

PATENTS -means all patents, patent applications and other intellectual property rights relating to the Products and includes the patents and patent applications identified in Schedule 1 .

PERSON -or any word or expression descriptive of a person, includes a corporation, partnership, sole proprietorship, association, organization or centre.

PRODUCTS -means products for passive immunotherapy of cancer directed toward Epidermal Growth Factor (EGF) or Epidermal Growth Factor-Receptor (EGF-R) as targets, and includes (i) monoclonal antibodies against EGF, (ii) monoclonal antibodies against EGF-R, (iii) murine monoclonal antibodies (or any other monoclonal antibodies including those of human and non- human primates) against EGF, (iv) recombinant monoclonal antibodies (including chimeric, humanized, or derived from human or any other species) against EGF-R, (v) combinations of any of these monoclonal antibodies with gangliosides, (vi) any segments. derivatives, or analogues of these antibodies, and includes any product made using such antibodies. their segments. derivatives or their analogues, (vii) any monoclonal antibodies which recognize EGF or EGF-R, and (viii) the products claimed in the Patents for treatment of cancer, and includes the products, the specifications of which are set out in Schedule 3.

STANDARDS -means cGMP and other standards prescribed by health regulatory authorities in the Territory from time to time during the term of this Agreement.

TECHNOLOGY -means confidential information relating to (i) the Finishing or Marketing of the Product. or relating to technology pertaining to the Products
(ii) the Patents including information in the Patents relating to the Products, relating to Finishing or Marketing the Products. or relating to chemistry of the Products, and (iii) Improvements. .

TERRITORY -means Europe, Canada, the United States of America, Japan, Australia. Taiwan. Singapore, Thailand, Hong Kong, South Korea, Malaysia, Indonesia, the Philippines, and any other country that may be added to this Agreement by mutual agreement from time to time.

TRADE-MARK -means a trade-mark of CIMAB used in association with the Product. .. YM means YM and its affiliated companies and its sub-licensees.

2. POWER OF ATTORNEY

N/A

3. LICENSE

(1) CIMAB grants to YM the exclusive right to Finish and Market the Products jn the Territory using the Technology. This exclusive license includes the right to sub-license the rights granted under this Agreement to any other Person. This license includes the right to use the Trade-mark or any other trade-marks in the Territory in association with the Products.

(2) YM shall commence Marketing by the Effective Date. If YM fails to commence Marketing by that time. CIMAB shall have the right to convert the exclusive license granted under this Agreement to a non-exclusive license to YM to Finish and Market the Product in the Territory using the Technology by providing notice in writing to YM.


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4. REPRESENTATIONS' AND WARRANTIES

CIMAB represents and warrants that:

o   nothing in this Agreement is contrary to or unenforceable under the laws of

o   Cuba.

o CIMAB has the right, power and authority to represent and act as agent for CIM and that this authority will survive the termination of this license.

o   CIMAB has the authority to grant the license granted to YM.

o To the best of CIMAB's knowledge CIM owns tile Technology absolutely, free and clear of any liens or claims.

o CIMAB has not granted any currently valid licenses to any Persons other than YM to use the Technology in any country within the Territory.

o CIMAB is not aware of any actual or potential claim by any Person that CIM does not own the Technology or cannot use the Technology.

o CIMAB is not aware of any challenge to CIM's ownership of, or the validity of, the Patents.

o CIMAB is not aware of any rights that could be infringed in the Territory by the use of the Technology or by the Manufacture, Finishing or Marketing of the Products in the Territory.

YM represents and warrants that:

o nothing in this agreement is contrary to or unenforceable under the laws of Canada

o YM is duly incorporated under the laws of the Province of Ontario, Canada, is a corporation in good standing and may undertake this Agreement.

5. DISCLOSURE OF TECHNOLOGY BY CIMAB

Immediately upon the execution of this Agreement and at the end of each month during the term, CIMAB shall disclose to YM all Technology to assist CIMYM in fulfilling its obligations under this Agreement, including (i) all manufacturing procedures and processes, raw material lists and specifications, equipment lists and specifications, and all quality assurance and other in vitro and in vivo test methodologies, validations and results: (ii) reports of all stability studies; (iii) reports of all animal and human studies: (iv) reports of all clinical efficacy and safety studies: (v) reports of all other pre-clinical, pharmacological and toxicological studies: (vi) all reports or other information relating to any potential threat or risk to users of the Products, or any contra-indications to the use of the Technology or the Products: and (vii) all knowledge and experience in the Finishing and Marketing of the Products. CIMAB shall grant CIMYM access to all plant master files that are submitted to regulatory authorities in the Territory from time to time for the plant in which the Products are made.

6. VISITS

(1) Technical personnel of CIMYM and YM shall have the right to visit the facilities of CIM to review the Technology. Technical personnel of CIM shall have the right to visit the facilities of CI~.~YM to review the application of the Technology'. Each party shall give reasonable notice to the other.

(2) At the request of CIMYM, representatives of CIM skilled in the Technology shall visit CIMYM's facility to assist CIMYM's and YM's personnel in using the Technology. CIMYM shall pay the reasonable disbursements in sending such representatives to CIMYM's facility.


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7. IMPROVEMENTS

All Improvements to the Technology by CIM shall be the property of CIM, shall be disclosed to CIMYM and shall be included within the license granted under this Agreement.

8. CONFIDENTIALITY OF INFORMATION

CIMYM, YM,CIM and CIMAB shall maintain the confidentiality of information, other than its own, that is not publicly available, including (i) the Technology, and
(ii) information about the businesses of the other relating to the Technology, the Products or the Agreement. " YM, CIM and CIMABshal1 not disclose any such information, other than its own, to Persons ~J other than their officers, employees. agents, consultants and advisers, except where the disclosure of such information by CIMYM, CIM, YM or CIMAB is to a Person who has agreed to maintain the confidentiality of such information, or except where CIMYM, YM, CIM and CIMAB agree to disclose such information. YM shall have the right to disclose confidential information for the purpose of raising investment capital.

9. PRODUCT DEVELOPMENT -SUPPLY, PRE-CLINICAL, CLINICAL, COMMERCIAL

(1) CIMAB shall make its staff. facilities and equipment available to assist CIMYM in performing its obligations under this Agreement and in commercializing the Products.

(2) CIMYM shall source the Product from CIM. If CIM does not Manufacture the Product in accordance with the Standards, CIMAB shall, with the consent of CIMYM, which shall not be withheld unreasonably, select another site which complies with the Standards for the Manufacture of the Product for sale in the Territory. CIMAB shall grant all necessary licenses to other Persons for the Manufacture of the Product at that other site.

(3) CIMAB or its licensed manufacturer shall supply the Product to CIMYM for pre- clinical and clinical trials at its expense and shall be entitled to recoupment of this expense as described in Article (12)(2). Before supplying the Product, CIMAB, or its licensed manufacturer, shall perform quality control tests requested by CIMYM and provide samples of the Product to CIMYM for review within ten (10) days after the tests are completed. CIMYM shall notify CIMAB whether the samples meet the Standards. Provided that CIMAB has Manufactured Product that meets the Standards, CIMYM shall, at its own expense, and within time frames to be agreed upon with CIMAB. conduct or cause to be conducted all further tests and clinical studies necessary to enable CIMYM to file applications for regulatory approval with the appropriate regulatory authorities in the Territory for the Marketing ot tne Product. If CIMYM fails to conduct such tests or fails to cause such tests to be conducted within the time frames agreed upon by CIMYM and CIMAB, CIMAB shall have the right to convert the exclusive license granted under this Agreement to a non-exclusive license to CIMYM to Finish and Market the Product in the Territory using the Technology by providing notice in writing to CIMYM, except in those countries in the Territory in which the Product has already been submitted for registration.

(4) CIMAB, or its licensed manufacturer, shall supply the Product to CIMYM for commercial sale at the Best Available Price and shall provide all quality control tests requested by CIMYM relating to the Product to CIMYM. CIMYM shall indicate to CIMAB whether the Product meets the Standards. Provided that the Product meets the Standards, and subject to the completion of the pre-clinical and clinical trials, CIMYM shall Finish and Market the Product, acting in a commercially reasonable manner.

(5) If CIMYM determines that any of the test results or samples of the Product ~ provided by CIMAB, whether for pre-clinical, clinical or commercial use, do not meet the Standards. CIMYM may either (i) require that the Manufacture of any of the batches of Product which do not meet the Standards be repeated within a time frame specified by CIMYM, or (ii) ~c obtain the Product from a source anywhere in the world which Manufactures the Product in accordance with the Standards as described in (9)(2) above.

(6) If CIMAB cannot supply the Product, for commercial use, at the Best Available Price, CIMYM may obtain the Product from a source anywhere in the world offering the Best Available Price until such time as CIMAB is able to supply the Product at the Best Available Price as described in (9)(2) above.

(7) If CIMAB cannot supply the Product, for any reason including force majeure, whether for pre-clinical, clinical or commercial use, within the time-frames specified by CIMYM from time to time during the term of this Agreement. CIMYM may obtain the Product from a source anywhere in the world, which Manufactures the Product in accordance with the time- frames, and in accordance with (9)(2) above.

10. RIGHT OF FIRST REFUSAL

CIMAB shall give CIMYM the right to be the first Person to acquire a license to Manufacture, Finish or Market, in the Territory, any other product derived from the EGF and EGF-R programs of CIM, except its anti-EGF-R monoclonal antibody for psoriasis in Europe. If CIMYM waives this right. CIMAB may enter into a licence with another Person on the same terms as those that CIMAB offered to CIMYM or on less favourable terms than those that CIMAB offered to CIMYM. If CIMAB proposes to offer the right on more favourable terms than the terms that CIMAB offered initially to CIMYM, CIMAB shall first offer those more favourable terms to CIMYM. Should CIMYM wish to acquire a license to Manufacture, Finish or Market that other product, CIMYM and CIMAB shall enter into a further agreement.

11 REGULATORY APPROVALS

(1) Subject to Article 9, CIMYM shall conduct or cause to be conducted pre-clinical and clinical trials to evaluate the Products. CIMYM shall work together with CIMAB to:

o     select sites in Canada for pre-clinical and clinical trials;
o     develop protocols for pre-clinical and clinical trials; and
o     instruct investigators of the pre-clinical and clinical trials

(2) Within ninety (90) days after the end of each stage of the pre-clinical and clinical trials of each Product. CIMYM in its discretion shall determine whether to proceed with the next stage of the trials or whether to terminate this Agreement for that Product, in accordance with the provisions of Article 15 after an evaluation of the results by both CIMYM and CIMAB. CIMAB shall be entitled to receive the results of the preclinical and clinical trials.

(3) Where commercially reasonable, CIMYM shall file or shall cause to be filed: applications for regulatory approval to Market the Product in the Territory. All applications for regulatory approval shall be filed in the name of CIMYM. The approvals shall not affect CIM's ownership of the Patents.

12. COMPENSATION FOR LICENSE

(1) YM shall, immediately upon receipt of evidence satisfactory to it of the approval of Cuban authorities for the Agreement, incorporate a company ("CIMYM") the issued and outstanding equity voting shares of which YM shall own 80% and CIMAB shall own 20%. CIMYM shall perform YM's obligations under this Agreement and shall not commercialize any product other than the Product and other products of CIMAB. If CIMYM defaults in performing any of its obligations under this Agreement. YM shall perform such obligations.

(2) Within ninety (90) -days of the end of each calendar quarter, CIMYM shall send to CIMAB a statement certified by a financial officer of CIMYM disclosing the Net Revenues for the just ended calendar quarter and the compensation due to CIMAB. On completion of the clinical trials CIMAB shall be reimbursed for the cost of the product supplied by it for the pre-clinical and clinical trials conducted outside Cuba from revenues received by CIMYM in proportion as those costs are to the deductions described in the section of Definitions describing Net Revenues..

(3) On a schedule to be agreed upon in writing by CIMYM and CIMAB, YM shall advance $2,000,000 US of operating revenue in installments from time to time to CIMAB to support the research and development activities of CIM to develop the Product for use in humans. Of that 52,000,000 US, CIMYM shall pay to CIMAB the following installments:

         Amount                          Date
         ------                          ----
         $100,000                 Upon the Effective Date
         $100,000                 Within 90 days of the Effective Date
         $100,000                 Within 180 days of the Effective Date
         $100,000                 Within 270 days of the Effective Date
         $300,000                 Within 18 months of the Effective Date


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         Amount                          Date
         ------                          ----
         $300,000                 Within 24 months of the Effective Date
         $300,000                 Within 30 months of the Effective Date

All of the above payments are subject to the prior achievement of milestones to be as established and agreed upon By CIMYM and CIMAB prior to the Effective Date (the "Research").

If CIMYM fails to make the first four installments by the dates set out above or in accordance with the Research, CIMAB shall have the right to terminate or to convert the exclusive license granted under this Agreement to a non-exclusive license to CIMYM to Finish and Market the Product in the Territory using the Technology by providing notice in writing to CIMYM.

If CIMYM fails to make the balance of the installments by the dates set out above or in accordance with the Research CIMAB shall have the right to convert the exclusive license granted under this Agreement to a non-exclusive license to CIMYM to Finish and Market the Product in the Territory using the Technology, by providing notice in writing to CIMYM.

(4) If obliged so to do by any applicable tax law, CIMYM or YM may deduct any governmental withholding tax on any payment due under this Agreement. CIMYM shall provide reasonable assistance to CIMAB in securing any benefits available to CIMAB with respect to governmental tax with holdings by any relevant law or double tax treaty.

(5) CIMYM shall keep at its registered office full and accurate records of the Net Revenues. Such records shall be made available for inspection by CIMAB or an independent certified public or chartered accountant of CIMAB's choice during normal business hours after reasonable notice.

13. PATENTS AND INFRINGEMENT

(1) If any infringement comes to the attention of CIMYM it shall promptly notify CIMAB in writing. If any infringement comes to the attention of CIMAB, CIMAB shall promptly notify CIMYM in writing. CIMYM shall take such steps as it may consider advisable against that infringement for the protection of CIMAB, CIM, or CIMYM's rights in the Territory. CIMYM shall have exclusive carriage and control of any action for infringement, and may settle any such action without the consent of CIMAB or CIM. CIMYM shall assume the cost of any such action in the Territory. CIMYM may delegate the carriage and control of any such action to an Affiliated Company or to a sub-licensee.

(2) If any actual or potential claim against CIMAB, CIM or CIMYM relating to the Product comes to the attention of CIMYM, CIMYM shall promptly notify CIMAB in writing. If any actual or potential claim against CIMAB, CIM, CIMYM relating to the Product comes to the attention of CIMAB, CIMAB shall promptly notify CIMYM in writing. CIMYM shall have exclusive carriage and control of any action brought against YM. CIM, CIMYM or CIMAB. arising out of CIMYM's use of the Technology, or arising out of the Manufacturing, Finishing or Marketing, or any sale or offer of sale of the Product in any country in the Territory, and may settle any such action without the consent of CIMAB or CIM. CIMYM may delegate the carriage and control of ~: any such action to an Affiliated Company or to a sub-licensee.

(3) CIMYM shall assume the expense for the filing, prosecution and maintenance of all Patents in all countries in the Territory. CIMYM shall consult with CIMAB in making any significant decisions in the filing, prosecution and maintenance of the Patents.

14. ASSIGNMENT

This Agreement may be assigned by CIMAB or YM only with the prior written consent of the other. which consent shall not be unreasonably withheld. Consent shall not be necessary for any assignment of this Agreement. including both the rights and obligations under this Agreement. to CIMYM. YM shall incorporate CIMYM and assign this Agreement to CIMYM immediately upon conclusion of this Agreement and the receipt by YM of evidence satisfactory to it of necessary approvals for this Agreement from the Government of Cuba.


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15. TERM AND TERMINATION

(1) This Agreement becomes effective of the date first set out above and shall remain in full force and effect until each Patent has expired, has been abandoned, or has been declared invalid by a court of competent jurisdiction, or unless terminated in accordance with the provisions of this Article.

(2) Within ninety (90) days after the end of each stage of the pre-clinical trials, and ...after each stage of the clinical trials, CIMYM may, by written notice, terminate this Agreement in relation to any Product in any country in the Territory. The Agreement shall continue in relation to all remaining Products and remaining countries in the Territory.

(3) If CIMAB defaults in performing its obligations under this Agreement, C!MYM will inform CIMAB in writing of the default. If such default is not remedied within sixty (60) days CIMYM may terminate this Agreement in relation to the country and Product to which the default relates.

(4) If CIMYM defaults in performing its obligations under this Agreement, CIMAB ..may, by written notice. terminate this Agreement in relation to the country and Product to which ;-,.j, the default relates if such default is not remedied within sixty (60) days of such notice.

(5) On termination of this Agreement pursuant to subsection (3) of this Article, CIMAB shall transfer to CIMYM, at no cost, the technology to allow CIMYM to Manufacture, Finish and Market the Products in the country of the Territory to which the default relates.

(6) On termination of this Agreement pursuant to subsection (4) of this article, CIMYM shall transfer to CIMAB the registration held by it for the Product in that country in the Territory to which the default relates at no cost.

16. FORCE MAJEURE

Subject to Article 9. if any Person is unable to carry out its obligations under this Agreement, acting in good faith with due diligence, by reason of acts of God, war, sabotage, embargoes, acts of the public enemy. riot, civil or political commotion, strikes or other labour disputes. fires. floods. or other natural disasters, then the performance of the obligations of such Person. insofar as it is affected by such cause, shall be excused during the continuance of any such cause.

17. PROPER LAW

Any action brought by CIMAB.CIMYM or by YM to enforce any provision of this Agreement or alleging any breach thereof shall be brought before the applicable Courts of the Province of Ontario. or the Federal Court of Canada. CIMAB attorns to the jurisdiction of the applicable Courts of the Province of Ontario. or the Federal Court of Canada. This Agreement shall be governed by and construed in accordance with the laws of Ontario and applicable laws of Canada.

18. COMPLIANCE WITH LAWS AND CHANGES IN LEGISLATION

CIMYM and CIMAB shall perform their obligations under this Agreement in compliance with all applicable laws. If national or international legislation or other national or international rules necessitate changes in the present Agreement or make it illegal for a Person to apply a provision of this Agreement. the Agreement shall continue to be applied to the extent that it is legally possible and insofar as it is not clearly unfair to one of the parties. Changes in the provisions of this Agreement that might be necessary due to the above-mentioned conditions shall be kept to the minimum which is legally required and to the extent possible the changes shall aim at maintaining the contents of this Agreement as much as possible in word as well as in spirit.

19. INDEMNIFICATION BY CIMAB

(1) CIMAB shall indemnify CIMYM, YM its affiliates and sub-licensees against all claims, damages, liabilities, costs and expenses, including all counsel fees, arising from:

o any default or negligence of CIMAB or a licensee. or

o any allegation of injury, damage or wrongdoing caused by the Manufacturing of the Product by CIM. or a licensee. or any breach of this Agreement or any covenant or warranty in it by CIMAB

(2) CIMAB shall use its commercially reasonable efforts to obtain and maintain insurance, naming CIMAB, CIM and YM in an amount of at least $5,000,000 US relating to the events set out in subsection (1) of this Article, failing which the share of Net Revenues otherwise payable to CIMAB shall be set off against the amounts owing under this indemnity.

20. INDEMNIFICATION BY CIMYM

(1) CIMYM shall indemnify YM and CIMAB against all claims. damages, liabilities, costs and expenses. including all counsel fees, arising from:

o any allegation of infringement of another Person's rights other than patent or proprietary rights which were infringed by CIMAB or CIM before the date of execution of this Agreement, or

o   any  allegation of injury,  damage or wrongdoing  caused by the Finishing or
    Marketing  of  the  Product  by  CIMYM  ,  an  Affiliated   Company,   or  a
    sub-licensee, or

o any default or negligence of CIMYM, or its affiliates or its sub-licensees, or .any breach of this Agreement or any covenant or warranty in it by CIMYM

(2) CIMYM shall use its commercially reasonable efforts to obtain and maintain insurance, naming CIMAB, CIM and YM in an amount of at least $5,000,000 US relating to the events set out in subsection (1) of this Article, failing which the share of Net Revenues otherwise payable to CIMYM shall be set off against the amounts owing under this indemnity.

21. GENERAL

(1) This Agreement is the entire Agreement of YM and CIMAB with respect to the subject matter of this Agreement.

(2) No amendment or other modification of this Agreement shall be valid or binding on either party to this Agreement unless reduced to writing and executed by each of YM or CIMYM and CIMAB.

(3) Any waiver of any right under this Agreement shall be in writing. No waiver of any breach shall be a waiver of any subsequent breach of this Agreement.

(4) All provisions of this Agreement shall be severable and no such provision shall be affected by the invalidity of any other such provision to the extent that such invalidity does , not also render such other provision invalid.

(5) Time is of the essence of this Agreement.

(6) The use of the singular in this Agreement shall include the plural and vice versa.

(7) Article 2,  Article 4,  Article 8,  Article 17,  Article 19,  Article 20 and
Article 21 shall survive the termination of this Agreement.

(8) All information required to be provided to CIMYM by the terms of this Agreement shall, if necessary, be translated into the English language.

(9) There shall be a shareholders' agreement relating to the rights and obligations of the shareholders. This agreement shall include an agreement that the board of YM shall only permit the transfer of shares of YM which result in a single shareholder, or group of shareholders acting in concert, owning more than 50% of the voting shares, by unanimous agreement. The articles of YM shall ensure that there shall be at least one member of the board of directors of YM who shall be appointed by those Cuban interests with whom, YM has joint venture agreements.

10) YM shall receive, in a form satisfactory to it, written evidence that all of the provisions of this Agreement are legal and enforceable under the laws of Cuba and that if any action were to be brought by YM to enforce any provision of this Agreement or alleging any breach thereof in the applicable Courts of Cuba, in the absence of Article 17 of this Agreement, such Courts would have the ability to enforce all of the provisions of this Agreement.

YM shall receive, in a form satisfactory to it, evidence of all necessary approvals of this ~ Agreement from the applicable Cuban authorities.

YM shall receive. in a form satisfactory to it, evidence that the Government of Cuba has permitted the execution of this Agreement.

YM shall, immediately upon receipt of the evidences and assurances sought by it in Article(21 )(1 0), notify CIMAB in writing.

22. NOTICE

Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be delivered personally sent by facsimile or sent by registered or certified mail (return receipt requested), postage prepaid, to the address and facsimile numbers identified on the first page of this Agreement. Such notice shall be effective on the date that it is delivered or sent by facsimile or in the case where notice is sent by registered or certified mail, on the seventh business day after the notice is so sent. Any party may change its address for service by sending a notice in accordance with the terms of this section of the Agreement.


SIGNED FOR
YORKTON MEDICAL INC.

DATE:

By:  "David GP Allan"
   -----------------------
   Name David G. P. Allan
   Title: Chairman


SIGNED FOR CIMAB S.A.

DATE:

By: "Patricia Sierra"
    ----------------------
Name : Patricia Sierra
Title: President ;



CIM,agt.28.Apr.95

                                   SCHEDULE 1

Patents, Patent Applications and Invention Disclosures filed in each country in the Territory and relating to Products

+-----------------------+-----------------------------+-----------------------------------------------------+
| PATENT APPLICATIONS   | TERRITORY                   | RELATED PRODUCTS                                    |
+-----------------------+-----------------------------+-----------------------------------------------------+
| EP93202428.4          | EPO:Designed States:        | Murine ior rgf/3r:                                  |
|                       | Austria                     |                                                     |
|                       | Belgium                     | -        99m Tc-ior egf/3r                          |
|                       | Switzerland                 | -        99m Tc-ior egf/3r Cold Kit                 |
|                       | Germany                     | -        Therapeutic for egf/3r                     |
|                       | Spain                       | -        ior egf/r4/GM3 combination                 |
|                       | France                      |                                                     |
|                       | England                     |                                                     |
|                       | Greece                      | Monoclonal anti-bodies against EGF (murine) and     |
|                       | Italy                       | for egf/r3 combination                              |
|                       | Liechtenstein               |                                                     |
|                       | Lusemburg                   |                                                     |
|                       | Monaco                      |                                                     |
|                       | Holland                     |                                                     |
|                       | Portugal                    |                                                     |
|                       | Sweden                      |                                                     |
|                       | Iceland                     |                                                     |
| P69/93                | Canada                      |                                                     |
+-----------------------+-----------------------------+-----------------------------------------------------+
|                       | Cuba                        | Humanized ior egf/r3                                |
+-----------------------+-----------------------------+-----------------------------------------------------+

                       SCHEDULE 2 N/A NO LONGER APPLICABLE

                                   SCHEDULE 3

                      SPECIFICATIONS SCHEDULE FOR PRODUCTS

+---------------------------------------+-------------------------------------------------------------------------+
|                   PRODUCTS            |               FEATURES                                                  |
+---------------------------------------+-------------------------------------------------------------------------+
| 99mTc-ior egf/r3 Cold Kit             | Murine  MoAb   against   EGF-Receptor,   labeled  with radioactive      |
|                                       | technetium.  It labels epidermoid carcinomas in vivo to be detected     |
|                                       |  in Gamma Camera.                                                       |
+---------------------------------------+-------------------------------------------------------------------------+
| Therapeutic ior egf/3r                | Murine MoAb against EGF-receptor.                                       |
+---------------------------------------+-------------------------------------------------------------------------+
| Ior egf/r3/GM3 Combination            | Evidence  gathered in the  potentiation  between jor egf/r3 and the     |
|                                       | GM3, in the  inhibition  of monosialoganglioside tumor cell             |
|                                       | proliferation in vitro and in laboratory animals.                       |
+---------------------------------------+-------------------------------------------------------------------------+
| Humanized-ior egf/r3                  | Recombinant  MoAb against EGF-R. It keeps murine,  sequences only       |
|                                       | in heavy chain CaRs and 3 murine substitutions in the frameworks,       |
|                                       | all the rest of the molecule is human.  It retains 100%  affinity       |
|                                       | as comparedwith the murine MoAb.                                        |
+---------------------------------------+-------------------------------------------------------------------------+
| Monoclonal Antibody against EFG       | Murine MoAb  recognizing  human EGF and inhibiting EGF binding to       |
|                                       | its receptor.                                                           |
+---------------------------------------+-------------------------------------------------------------------------+

                                  AMENDMENT TO

                           LICENSING AGREEMENT BETWEEN

                            CIMAB S.A. AND CIMYM INC

                                DATED MAY 3,1995

                            "RADIOTHERACIM AMENDMENT"

                                                                September 3 1998

         CIMAB S.A. (CIMAB) and York Medical Inc. (YM) entered into a licence agreement dated May 3, 1995 (the "Licence Agreement") for products described in that agreement as the "Products". On November 24, 1995, YM assigned its rights under that agreement to CIMYM.

By this agreement,

1. CIMAB and CIMYM amend the definition of, 'Product" in that Licence Agreement to add a radio immunotherapeutic Product against EGF-R including the humanized monoclonal antibody "R3".

2. The product being added to the Licence Agreement shall be known as "RadioTheraCim".

3. RadioTheraCim shall be developed by CIMYM in accordance with the workplan ("Workplan") attached to this Amendment as an appendix (the "Appendix").

4. The payments described in the Appendix (US$330,000)shall be payable by CIMYM to CIMAB for research relating to the development of RadioTheraCim, subject to satisfactory progress of the Workplan, the research and development described in the Workplan and the viability of the project.

5. For calendar 1999 and 2000, the quarterly amounts for RadioTheraCim are payable in the first month of each quarter.

6. The payments described in the Appendix relate to CIMYM's obligations under this amending agreement. The payments described in the Appendix for DiaCIM and TheraCIM relate to CIMYM's obligations under section 12(3) of the Licensing Agreement, as amended.

7. Termination of payments by CIMYM in relation to anyone Product shall not affect CIMYM's rights in relation to the other Products.

8. If CIMYM fails to make the payment for any Product by the dates set out in the Appendix, CIMAB's sale remedy is to convert the exclusive license for that Product to a non-exclusive license or to terminate the grant of rights relating to that Product. 9. In all other respects, the terms of the License Agreement govern.

This Amendment is effective April 1, 1997

Signed for CIMYM INC.                           Signed for CIMAB S.A.

By: "David GP Allan"                            By: "Patricia Sierra"
    -----------------------                         -------------------------
Name: David GP Allan                            Name: Patricia Sierra
Title: Director                                 Title: President
Date: Sept. 13, 1998                            Date: Sept. 18, 1998

                                  WORK SCHEDULE

                        RELATED TO PAYMENTS DESCRIBED IN

                           "APPENDIX TO RADIOTHERACIM

                         AMENDMENT OF SEPTEMBER 3, 1998"

+-------------------------------------------------------+----------+----------+---------+---------+----------+------------+
|                                                       |          |          |  First  |  Second |  Third   |            |
|               Task Name                               |  Start   |   End    |  Year   |  Year   |  Year    |   Total    |
+-------------------------------------------------------+----------+----------+---------+---------+----------+------------+
|                                                       |          |          |         |         |          |            |
|A. Radiochemical Experiments                           |          |          |  25 000 | 25 000  |  30 000  |   80 000   |
|1. Optimization of labeling conditions                 | Month  1 | Month  3 |         |         |          |            |
|2. Establishment of the freeze-dried kit information   | Month  1 | Month  9 |         |         |          |            |
+-------------------------------------------------------+----------+----------+---------+---------+----------+------------+
|B. Pilot Scale Production                              |          |          |         |         |          |            |
|1. Production of 9 grams of humanized mAb R3           | Month  1 | Month  5 |  15 000 | 15 000  |  20 000  |   50 000   |
|2. Production  of three lots of humanized  mAb R3 in a |          |          |         |         |          |            |
|   freeze-dried kit formulation                        | Month  6 | Month  9 |  15 000 | 15 000  |  20 000  |   50 000   |
|o  Production of the first lot                         |          |          |         |         |          |            |
|o  Production of the second lot                        | Month  6 | Month  7 |         |         |          |            |
|o  Production of the third lot                         | Month  7 | Month  8 |         |         |          |            |
|                                                       | Month  8 | Month  9 |         |         |          |            |
|3. Production Shelf study of humanized mAb R3 in a     |          |          |         |         |          |            |
|   freez-dried kit formulation (one and a half year)   | Month  7 | Month 25 |  10 000 | 10 000  |  10 000  |   30 000   |
+-------------------------------------------------------+----------+----------+---------+---------+----------+------------+
|C. Preclinical Studies                                 | Month  1 | Month 18 |  15 000 | 15 000  |  10 000  |   40 000   |
|1. Further studies of humanized mAb   R3               | Month  7 | Month 11 |         |         |          |            |
|o  Acute toxicology                                    | Month 10 | Month 12 |         |         |          |            |
|o  Subchronic toxicology                               |          |          |         |         |          |            |
|2. Pharmacokinetics  and  biodistribution  in  rats at | Month  3 | Month  8 |         |         |          |            |
|   different doses                                     |          |          |         |         |          |            |
|3. Pharmacokinetics  and  biodistribution  in  moneys  | Month  3 | Month  6 |         |         |          |            |
|4. Therapeutic effects in a xenograft model of tumor   |          |          |         |         |          |            |
|   from epithelial origin                              | Month  4 | Month 18 |         |         |          |            |
+-------------------------------------------------------+----------+----------+---------+---------+----------+------------+
|D. Clinical Studies                                    |          |          |      -- | 20 000  |  60 000  |   80 000   |
|1. Protocol Draft for a Phase I Clinical Trial         | Month 18 | Month 22 |         |         |          |            |
|2. Clinical Trial Phase I/II                           | Month 23 | Month 36 |         |         |          |            |
|3. Report of Clinical Trial Results                    | Month 36 | Month 38 |         |         |          |            |
+-------------------------------------------------------+----------+----------+---------+---------+----------+------------+
|Total                                                  |          |          |  80 000 | 100 000 |  150 000 |  330 000   |
+-------------------------------------------------------+----------+----------+---------+---------+----------+------------+

                                  AMENDMENT TO
                               LICENSING AGREEMENT
                                     BETWEEN
                            CIMAB S.A. AND CIMYM INC.
                                DATED MAY, 1995.


                                                                September 3 1998

CIMAB S.A. (CIMAB) and CIMYM INC. (CIMYM) recognize that under a Licensing Agreement dated May 3, 1995, as amended, (the Agreement) clause 12.3 of the Agreement states that York Medical INC. (YM) shall advance to CIMAB through CIMYM US$2 million to support research and development activities of Centro de Inmulogia Molecular (CIM) as compensation for the license (the "Compensation"). On November 24, 1995, YM assigned its rights under the Agreement to CIMYM. As a result of the meeting of August 19, 1998 between CIMAB, CIMYM, YM and CIM it was agreed to amend the Agreement as follows:

1) Clause 12.3 of the Agreement states that US$1.3 million USD of the Compensation would be paid to CIMAB upon the achievement of certain milestones (defined therein as the Research) to be agreed upon by CIMYM and CIMAB.

Of the US$1.3 million, US$1 million has been paid and received by CIMAB and US$300,000 is still to be paid upon the achievement of certain milestones for the diagnostic Product "DiaCim" and the therapeutic Product "TheraCim". Effective with the, signing of this Amendment the US$300, 000 shall be paid as follows:

a)  US$150,OOO  upon the approval of the  Investigational  New Drug  Application
(IND) by the Health Protection Branch, Canada (HPB) for DiaCim for a Phase 1 trial in Canada.

b) US$150,OOO upon the approval by the HPB of an IND for TheraCim for a Phase I trial in Canada.

The payments referred to in a) and b) above are listed in the attached schedule (" Appendix to Amendment to Licensing Agreement of May 1995, dated September 3 1998") under the columns headed "TheraCIM" and "DiaCIM".

2) Of the remaining US$700,000 of Compensation, whose payment has not previously been defined, it is agreed by this Amendment that an amount of US$225,00O is to be paid for the progression of the TheraCim project in quarterly amounts of US$3 7,500 in the first month of each quarter, the first quarter beginning July I, 1998, subject to satisfactory progress in the research. The scheduling of these payments is listed in the attached schedule ("Appendix to Amendment to Licensing Agreement of May 1995, dated September 3 1998") under the column headed "TheraCIM".

Terms for payment of the balance of the Compensation, being US$475,OOO, remain to be determined between CIMYM and CIMAB and is listed in the attached schedule ("Appendix to Amendment to Licensing Agreement of May 1995, dated September 3 1998") under the columns headed "TheraCIM" and "DiaCIM".

This Amendment confirms the agreement that the amounts due up to the period ended June 30, 1998 have been paid to or on behalf of CIMAB, except for an amount remaining amount of US$500. This deferred payment of US$500 does not give CIMAB any right to convert the exclusive license to a non-exclusive license or to terminate the license under sections 12(3) of the Agreement. In all other respects, the terms of the Agreement govern.

SIGNED FOR                                           SIGNED FOR
CIMYM INC.                                           CIMAB S.A.
Date:  Sept. 18, 1998                                Date:  Sept. 18, 1998
By:    "David GP Allan"                              By:    "Patricia Sierra"
       ------------------                                   --------------------
Name:  David GP Allan                                Name:  Patricia Sierra
Title: Director                                      Title: President

                               THIRD AMENDMENT TO
                               LICENSING AGREEMENT
                                     BETWEEN
                            CIMAB S.A. AND CIMYM INC.
                               DATED MAY 3, 1995.


CIMYM INC., a corporation incorporated under the laws of the Province of Ontario and located at 5045 Orbitor Drive, Mississauga, Ontario, Canada and CIMYM INC., a corporation incorporated under the laws of Barbados and located at The Life of Barbados Building, Wildey, St. Michael, Barbados (together referred in this Amendment Agreement as "CIMYM")


AND

CIMAB S.A., a corporation incorporated under the laws of Cuba, located at 206 St., No. 1926, between 19 and 21, Atabey, Havana, Cuba ("CIMAB").

WHEREAS:

A. CIMAB and CIMYM signed a Licensing Agreement dated May 3, 1995, as amended, (hereinafter referred to as the" Agreement"). ,

B. All defined terms used in this amendment agreement (hereinafter referred to as "this Amendment Agreement" have the same meaning as that set forth in the Agreement.

C. In the Agreement, CIMAB granted to CIMYM the exclusive right to Finish and Market the Product using the Technology.

D. Article 12.3 of the Agreement states that CIMYM shall advance $ 2,000,000 USD to support the research and development activities to develop the Product for in humans.

E. CIMYM has paid the aforementioned $ 2,000,000 USD.

F. The parties wish to develop a new production process in order to increase the
value  of  the  Product  for   sub-licenses  to  be  granted  by  CIMYM  to  its
sub-licensees.

G. Article 12.1 of the Agreement states that CIMAB shall own 20% of CIMYM's shares as compensation for the License. Article 12.2 states that within ninety
(90) days of the end of each calendar quarter, CIMYM shall send to CIMAB a statement certified, disclosing the Net Revenues and the compensation due to CIMAB.

H. Notwithstanding these Articles of the Agreement, both parties wish to increase CIMAB's compensation payable under the Agreement in exchange for certain concessions by CIMAB.

I. In the Agreement, Net Revenues means the total of all money received by CIMYM from sales of the Product and from rights to Finish or Market the Product in the Territory less certain operating expenses, as defined in the Agreement, associated with the commercialization of the Product.

J. According to the definition of Net Revenues in the Agreement, neither party can obtain any revenues until all the expenses of CIMYM advanced for it by York Medical and relating to the Product are netted from the revenues and paid to York Medical.

K. The parties wish to modify the Agreement in order (i) that CIMAB obtains certain revenues before all the operating expenses of CIMYM are netted from the revenues, and (ii) to include in the definition of "operating expenses" the expenses relating to all Products licensed by CIMAB to CIMYM under the Agreement and under the Licensing Agreement dated December, 1997.

L. CIMAB wishes to fix a price at which Product manufactured by CIMAB will be sold to CIMYM so that CIMYM can obtain a margin of revenues from the sales of the Product.

M. Articles 9.3 and 9.4 of the Agreement state that CIMAB shall supply the Product to CIMYM for pre-clinical and clinical trials, and for commercial sale. However, there are numerous prospective sub-licensees that will insist on manufacturing the Product themselves or through their own contractors and sub-contractors. .' N. The definition of Territory includes certain countries but not all countries of the world and the prospective sublicensees may wish to include in the sub-license agreements all or certain other countries.

           FOR VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH THE PARTIES ACKNOWLEDGE, THE PARTIES AGREE AS FOLLOW:

1. CIMYM shall advance $ 750, 000 USD, from time to time during the term ()f the Agreement as required, in order to develop the manufacturing of the Product to a 30 liter scale. As of July 1, 2000 CIMYM has advanced to CIMAB $ 250,000 USD of this $ 750,000 USD. CIMYM and CIMAB shall jointly determine how to best use these funds to develop the manufacture of the Product to the 30 liter scale.

2.  CIMYM,  by  consensus,   shall  determine  the  timing  and  amount  of  the
installments of this $ 750,000 USD and the timing and amount of the installments shall be reflected in a document, duly signed by CIMYM and CIMAB.

3. The Parties agree to modify Article 12.2 of the Agreement to compensate CIMAB for rights granted under this Amending Agreement. CIMAB shall now receive 30% of CIMYM's Net Revenues. This 30% shall be represented by a payment of 10% of Net Revenues and 20% of the equity of CIMYM. Article 12.2, from the date of signature of this Amendment will state the following:

Within ninety (90) days of the end of each calendar quarter during the term of the Agreement, CIMYM shall send to CIMAB a statement certified by a financial officer of CIMYM disclosing the Net Revenues for the just ended calendar quarter and the compensation due to CIMAB, which shall be 10% of the Net Revenues in addition its 20% equity interest. On completion of the clinical trials, CIMAB shall be reimbursed for the cost of the Product supplied by it to CIMYM for the pre clinical and clinical trials conducted outside of Cuba. The expenses of the Product supplied by CIMAB shall be netted from revenues received by CIMYM as one of the deductions from revenues set forth in the definition of "Net Revenues" in the Agreement.

4. YM shall have the right to recover all money advanced to CIMYM on account of expenses and associated with the research, development and commercialization of all Products that CIMAB has licensed to CIMYM to the date of execution of this Amending Agreement. For greater certainty, these expenses shall include all expenses associated with the research, development and commercialization of the EGF cancer Vaccine and monoclonal antibody against EGF-r. For as long as Net Revenues are less than or equal to the amount of advances from York Medical to CIMYM, York Medical shall recover such advances from 30% of Net Revenues and the remaining 70% of the :; Net Revenues shall be retained by CIMYM.

5. Having regard to this Amending Agreement, the parties agree to delete the definition "Net Revenues" in the Agreement and replace it with the following definition:

NET REVENUES -means the total of all money received by CIMYM from sales of the Product and from rights to Finish or Market the Product in the Territory less operating expenses associated with the commercialization of all the Products licensed by CIMAB to CIMYM to the date of execution of this Amending Agreement, including the following: (i) pre-clinical and clinical trial costs, (ii) sales, general and administrative costs, (iii) costs of goods sold, where expenditure is applicable, (iv) research and development costs, (v) interest expenses, if any, (vi) capital expenditures (vii) the- costs of the Product supplied by CIMAB to CIMYM for the pre-clinical and clinical trials conducted outside of Cuba. Money received means money received less trade- allowances, credit or refunds for returned or defective Product, and allowances for doubtful debts.

However, during the period that CIMYM's revenues are less than or equal to the total of expenses to be recouped, only 30% of the revenues shall be used to repay advances from York Medical.

6. CIMAB shall sell the Product manufactured by CIMAB in Cuba to CIMYM, at 85% of the sales price that CIMYM sets for the sale of the Product to a sub-licensee in the Territory.

7. CIMYM shall use its best efforts to obtain a sub-license agreement in which CIMAB retains the right to manufacture the Product. However, if the sublicensee insists on manufacturing the Product itself, through its contractors or sub-contractors, CIMAB shall waive its manufacturing rights, if both parties consider that sub-license agreement offers mutual favorable commercial terms.

8. If a sub-licensee insists on including new territories (not encompassed by the defmition of "Territories") in the Agreement, the parties shall assess the feasibility of including those territories in the sub-license. If the parties amend this Agreement to include additional territories so that CIMYM can sub-license those additional territories, the parties shall detennine the additional compensation payable to CIMAB for the inclusion of the additional territories.

9. CIMAB represents and warrants that CIMAB shall not negotiate unilaterally any territories not encompassed by the defmition of Territory with any prospective sublicensee with whom CIMYM is negotiating for a sub-license.

AND IN WITNESS WHEREOF, the parties execute this Amendment Agreement on the date set out below.

SIGNED FOR                                           SIGNED FOR
CIMYM INC.                                           CIMAB S.A.
Date:  May 31, 2000                                  Date:  May 31, 2000
By:    "David GP Allan"                              By:    "Patricia Sierra"
       ----------------------                               --------------------
Name:  David GP Allan                                Name:  Patricia Sierra
Title: Director                                      Title: President

                               FOURTH AMENDMENT TO
                               LICENSING AGREEMENT
                                     BETWEEN
                            CIMAB S.A. AND CIMYM INC.
                               DATED MAY 3, 1995.

CIMYM INC., a corporation incorporated under the laws of the Province of Ontario and located at 5045 Orbitor Drive, Mississauga, Ontario, Canada and CIMYM INC., a corporation incorporated under the laws of Barbados and located at The Life of Barbados Building, Wildey, St. Michael, Barbados (together referred in this Amendment Agreement as "CIMYM")


AND

CIMAB S.A., a corporation incorporated under the laws of Cuba, located at 206 St., No. 1926, between 19 and 21, Atabey, Havana, Cuba ("CIMAB").

WHEREAS:

A. CIMAB and CIMYM signed a Licensing Agreement dated May 3, 1995, as amended, (hereinafter referred to as the" Agreement"). ,

B. All defined terms used in this amendment agreement (hereinafter referred to as "this Amendment Agreement" have the same meaning as that set forth in the Agreement.

C. CIMAB has filed a new patent application with claims the combination therapy of the Products defined in the Agreement and the EGF Cancer Vaccine of the Licensing Agreement signed on December 1997.

FOR VALUABLE CONSIDERATION, THE RECEIPT' AND SUFFICIENCY OF WHICH THE PARTIES ACKNOWLEDGE, THE PARTIES AGREE AS FOLLOW:

1. Modify the Patents definition of the Agreement, which, from the date of signature of this Amendment Agreement will state the following:

"Patents means all patents, patent applications and other intellectual property rights relating to the Products and includes the patents and patent applications identified in Schedule 1 and patent application claiming the combination therapy of the Product and EGF based Cancer Vaccine of the Licensing Agreement signed on December 1997".

AND IN WITNESS WHEREOF, THE PARTIES EXECUTE THIS AMENDMENT AGREEMENT ON THE DATE SET OUT BELOW.

SIGNED FOR                                           SIGNED FOR
CIMYM INC.                                           CIMAB S.A.
Date:  February 7,2001                               Date:  February 7, 2001
By:    "David GP Allan"                              By:    "Patricia Sierra"
       ----------------------                               --------------------
Name:  David GP Allan                                Name:  Patricia Sierra
Title: Director                                      Title: President

                               FOURTH AMENDMENT TO
                               LICENSING AGREEMENT
                                     BETWEEN
                            CIMAB S.A. AND CIMYM INC.
                               DATED MAY 3, 1995.

CIMYM INC., a corporation incorporated under the laws of the Province of Ontario and located at 5045 Orbitor Drive, Mississauga, Onotario, Canada and CIMYM INC., a corporation incorporated under the laws of Barbados and located at The Life of Barbados Building, Wildey, St. Michael, Barbados (together referred in this Amendment Agreement as "CIMYM")


AND

CIMAB S.A., a corporation incorporated under the laws of Cuba, located at 206 St., No. 1926, between 19 and 21, Atabey, Havana, Cuba ("CIMAB").

WHEREAS:

A. CIMAB and CIMYM signed a Licensing Agreement dated May 3, 1995, as amended, (hereinafter referred to as the" Agreement").

B. All defined terms used in this amendment agreement (hereinafter referred to as "this Amendment Agreement" have the same meaning as that set forth in the Agreement.

C. CIMAB has filed a new patent application with claims the combination therapy of the Products defined in the Agreement and the EGF Cancer Vaccine of the Licensing Agreement signed on December 1997.

           FOR VALUABLE CONSIDERATION, THE RECEIPT. AND SUFFICIENCY OF

           WHICH THE PARTIES ACKNOWLEDGE, THE PARTIES AGREE AS FOLLOW:

1. Modify the Patents definition of the Agreement, which, from the date of signature of this Amendment Agreement will state the following:

"Patents means all patents, patent applications and other intellectual property rights relating to the Products and includes the patents and patent applications identified in Schedule 1 and patent application claiming the combination therapy of the Product and EGF based Cancer Vaccine of the Licensing Agreement signed on December 1997".

AND IN WITNESS WHEREOF, the parties execute this Amendment Agreement on the date set out below.


SIGNED FOR                                           SIGNED FOR
CIMYM INC.                                           CIMAB S.A.
DATE:  Feb 7, 2001                                   DATE:  Feb 7, 2001
By:    "David GP Allan"                              By:    "Patricia Sierra"
       ----------------------                               --------------------
Name:  David GP Allan                                Name:  Patricia Sierra
Title: Director                                      Title: President